UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)
Information Required in Proxy Statement
Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

TERRA INCOME FUND 6, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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855 858 1500 terrafund6.com

April 13, 2017

Dear Investor:

Your Terra Fund 6 is asking for your proxy vote right now to approve standard business items in conjunction with its annual shareholder meeting – specifically approval of the fund’s auditor and re-election of two directors. Public companies are required to do this annually. (Terra 6 is a “public company” under current regulations even though it does not trade publicly.) You may not have noticed this with other investments because the stocks you own are held by your investment firm in “street name,” which permits the firm to enter a vote for you in the event you don’t. Regulations make that unavailable to Terra Fund 6, and the fund must have a majority vote of its owners (including you) in order to proceed with its normal operations. Please take a minute to call the vote takers and enter your vote: 877-777-8133.

They will ask you a couple simple questions to identify you, and you can vote right then & there on the same phone call. This is available 9am to 10pm Eastern time.

Alternatively, assuming you no longer have the proxy card sent several weeks ago, you can get your “control number” from the person who answers your call and enter your vote on www.AALvote.com/TIF6 or by calling 866-804-9616 at your convenience.

We regret and apologize for any inconvenience or annoyance you experience. We have no choice. The regulations are what they are, and Terra 6 is required to obtain votes from a majority of its owners. Please call us or your financial advisor if you have any questions or want additional info.

Best regards,

Stephen H. Hamrick

President, Terra Income Funds

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NO. 1 AND FOR PROPOSAL NO. 2.

		FOR	AGAINST	WITHHOLD AUTHORITY			FOR	AGAINST	ABSTAIN
1.	The election of the following persons (except as marked to the contrary) as Class II directors, who will serve as directors of Terra Income Fund 6, Inc. until 2020, or until his successor is duly elected and qualified.				2.	Ratification of the appointment of KPMG LLP to act as independent registered public accounting firm for the fiscal year ending September 30, 2017.	☐	☐	☐
	NOMINEE				3.	To vote upon such other business as may properly come before the Annual Meeting of Shareholders, or any postponement or adjournment thereof.
	01 Bruce D. Batkin	☐	☐	☐

	02 Robert E. Marks	☐	☐	☐